UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934 (Amendment No. )

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Pacific Biosciences of California, Inc.
(Name of Registrant as Specified In Its Charter)

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1 May 9, 2022 | PacBio Management Stockholder Engagement

Safe Harbor Statement

Forward Looking Statements

All statements in this presentation that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and include statements relating to the intent, belief or current expectations, or anticipations of PacBio and members of our management team. Statements that refer to or are based on estimates, forecasts, projections, uncertain events or assumptions also identify forward-looking statements. Such statements are based on management's expectations as of May 6, 2022, unless an earlier date is indicated, and involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Forward-looking statements are not guarantees or promises that goals or targets will be met, and include, without limitation, statements regarding our expectations for the potential adoption of large scale, long read whole genome sequencing; product launch expectations; financial guidance; estimated share usage, and how long before we may need to request additional shares, under the Company's 2020 Equity Incentive Plan; expectations regarding the period of time over which the additional shares will be granted; employee eligibility to receive equity awards; and other future statements. Factors currently known to management that could cause actual results to differ materially from those in forward looking statements include the following: uncertainty regarding the duration and scope of the ongoing COVID-19 pandemic; actions governments and businesses take in response to the ongoing COVID-19 pandemic; the impact of the pandemic and actions taken in response to the pandemic on national and regional economies and economic activity; changes in the company's stock price that may result in management of the additional shares more or less quickly than anticipated; ability to develop new products and services and enhance existing ones; competition; allegations of infringement of intellectual property rights. These and additional factors to be considered are set forth in our filings with the Securities and Exchange Commission, including PacBio's most recent reports on Forms 8-K, 10-K, and 10-Q, and include those listed under the caption "Risk Factors." PacBio undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

PacBio
2

3 We create some of the world’s most advanced sequencing technologies ENABLING THE PROMISE OF GENOMICS TO BETTER HUMAN HEALTH

PacBio is a leader in highly accurate sequencing technologies

Sequel IIe: Our current
long read sequencer



SBB by PacBio – Mid throughout
short read sequencer
expected 1H 2023



Dedicated consumables



Sample prep and
extraction kits


circulomics

Software, informatics and support


SMRT Link


London
Menlo Park
Baltimore
San Diego
Tokyo
Singapore

>750 global employees

>40 countries

6 global locations

PacBio

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5 Decade of innovation driving toward large scale, long read whole genome sequencing Feb 2010 RS System Oct 2015 Sequel System Oct 2019 HiFi Chemistry Oct 2020 Sequel IIe System April 2019 Sequel II System Large scale HiFi adoption Increased Throughput >10,000 - fold Increased Read Length >100 - fold

Transforming PacBio 2021 to present

Q1 21 — Raised $900M in Convertible Debt

To help advance our multiple platforms in development and commercial expansion

Q2 21 — PacBio HUMAN GENOMICS

~25% more HiFi data
3× lower DNA input

Q3 21 — circulomics

Nanobind technology extends our capabilities in extraction + sample prep

Q3 21 — OMNIOME

Sequencing by binding adds differentiated short read technology

Q4 21 — PacBio MICROBIAL GENOMICS

Launched HiFiViral as PacBio's first kitted solution

Q1 22 — PacBio EPIGENETICS

Direct methylation w/ no added workflow steps or cost, AAV analysis solution, further workflow improvements

PacBio 6

7 79 93 79 91 79 131 2016 2017 2018 2019 2020 2021 2022E 2021 was inflection point in revenue and installed base growth $160 (+23%) $170 (+30%) Guidance range 1 1 Based on 2022 full year guidance provided on May 4, 2022. Outlook represents management’s guidance only as of such date. 114 203 374 424 2019 2020 2021 Q1 2022 Q321 - Q122: 3 consecutive quarters of record Sequel II/IIe deliveries Revenue in $ millions Sequel II/IIe installed base 2020 - 2022 CAGR 1 : 42 - 47%

8 2022 Annual Meeting of Stockholders Proposal Recommendation Elect each of the three Class III directors to serve for a three - year term FOR Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the FY ending December 31, 2022 FOR Approve 18 million new shares under our 2020 Equity Incentive Plan FOR

9 David Botstein, PhD Chief Scientific Officer of Calico Life Sciences, LLC • Former Professor of Genomics, Emeritus at Princeton University and Director of the Lewis - Sigler Institute for Integrative Genomics . • 1990 - 2003 : Chairman of Dept of Genetics at Stanford . • 1987 - 1990 : VP for Science at Genentech ; Science Resource Board until 2014 . • In 1980 , Botstein and colleagues proposed method for mapping genes that laid groundwork for the Human Genome Project . • Fundamental contributor to modern genetics, discovered of many yeast and bacterial genes and the establishment of key techniques that are commonly used today . Director nominees include breadth of experience in genomics, commercialization, and business development Kathy Ordoñez Former CEO of Roche Molecular Systems, Celera Corporation and RainDance Technologies Bill Ericson Founding Partner, Wildcat Venture Partners • Former SVP at Quest Diagnostics, led R&D effort, oversaw commercialization of diagnostic products and testing services. • 2000: Founded Celera Diagnostics and served as CEO from 2002 - 2011. • 1985 - 2000: Held several senior positions at Roche, including President and CEO of Roche Molecular Systems. Led the commercial application of the PCR technology to the research, diagnostic and forensic fields. • Former Director, non - Executive Chairman, and CEO of RainDance Technologies (acquired by Bio - Rad in 2017). • 2019 - current: Member of Quidel Corporation Board. • General Partner at Mohr Davidow Ventures (MDV) where he has led the firm’s focus on personalized medicine investing since 2003. • B.S.F.S. from Georgetown University School of Foreign Service. • J.D. from Northwestern University School of Law. • Experience with multiple companies in the life sciences industry with focus on molecular diagnostic platforms that will enable the vision of personalized medicine.

10 Board members not up for reelection – reflects decades of experience in finance, genomics, medicine, and operational excellence John Milligan, PhD, Chairman of the Board Former President and CEO of Gilead. Held several other leadership roles at Gilead over a 29 - year career . Christian Henry President & Chief Executive Officer Former executive at Illumina, including, CCO, GM of the Life Sciences Business, and CFO. Previously CFO of Tickets.com (acquired by Major League Baseball Advanced Media). Dr. Hannah Valantine Professor of Medicine (Cardiovascular) at the Stanford University Medical Center Chief Officer for Scientific Workforce Diversity overseeing NIH efforts to increase diversity in biomedical research. M.B.B.S. from London University, cardiology fellowship at Stanford, and Doctor of Medicine from London University. Lucy Shapiro Professor and Director of the Beckman Center, Stanford University School of Medicine Co - founder and director of Anacor Pharmaceuticals, (acquired by Pfizer). Founded anti - infectives company Boragen, in 2016. Founded Stanford University’s Department of Developmental Biology. Marshall Mohr EVP, Global Business Services at Intuitive Surgical Former VP and CFO of Adaptec, Inc. Former Audit Partner with PricewaterhouseCoopers LLP. Randy Livingston VP for Business Affairs and CFO, Stanford University Former exec for multiple Silicon Valley companies focusing on genomics, ecommerce, medical devices, personal computing, chemical synthesis and enterprise software, including as CFO for 2 public companies.

11 Current board makeup 67% 33% Male Female 11% 89% African American or Black White Demographic Background Gender Identity

12 Equity awards are critical to attracting, retaining and incentivizing the top talent required to execute on our transformation Seeking approval for 18 million additional shares under our 2020 Equity Incentive Plan; currently have ~1 million shares available If approved, we anticipate that we likely will not request additional shares for the 2020 Equity Incentive Plan until our 2024 Annual Meeting of Stockholders at the earliest, based on share price as of April 14, 2022, recent burn rate history, and historical new hire and annual grant practices We operate in a highly competitive industry and geographies for our talent. Our philosophy is to maintain a ‘pay - for - performance culture, where contributions to enhancing stockholder value have the potential to be matched with appropriate financial rewards Our equity program is program broad - based and all employees, at all levels have received an equity grant 1 Our compensation committee thoughtfully manages our equity incentive plan to balance stockholder dilution and attracting, retaining and incentivizing employees. Our burn rate for the past three years was ~4.1% 2 and below our peer median group 1 Includes most recent hires that have grants pending 2 Burn rate based on ISS - Adjusted Burn Rate which places a multiple on grants based on 3 - year stock price volatility

2020 Equity Incentive Plan – Historical burn rate[1] average below peer median and below ISS; overhang including 18 million shares is <20%



4.1%
7.9%
6.2%
Peer 75th[3]
4.2%
Peer 50th[3]
3.5%
Peer 25th[3]
PacBio 3-yr Avg
ISS Benchmark[2]



Outstanding options, RSUs, and shares as of 3/31/2022 (millions of shares)
Shares requested
Shares available
Outstanding RSUs
Outstanding options - Omniome[4]
Outstanding Options[5]
43.8 (19.5% overhang)
18.0
1.1
8.9
0.6
15.3
224.3
Equity Plans
Shares outstanding

[1]Burn rate based on ISS-Adjusted Burn Rate which places a multiple on grants based on 3-year stock price volatility
[2]ISS 3-Year benchmark cap for Pharmaceuticals and Biotechnology companies listed on Russell 3000; benchmark does not apply for companies with fewer than 3 full years of trading history. Data as of Jan '22 based on AON research.
[3]Peers use for purposes of this presentation include: 10x Genomics; Adaptive Biotechnologies; Axonics; Berkeley Lights; CareDx; Castle Biosciences; Codexis, Guardant Health, Invitae, iRhythm Technologies, Maravai LifeSciences, NanoString, Natera, Neogenomics, Nevro, Penumbra, Quanterix, Repligen, Twist Bioscience, Veracyte
[4]'Outstanding Options – Omniome' represents shares subject outstanding stock options assumed by us in our acquisition of Omniome
[5]Approximately 50% of outstanding options would be underwater based on an $8 per share stock price, or 63% would be underwater based on a $6 per share stock price

PacBio 13

14 2022 Annual Meeting of Stockholders Proposal Recommendation Elect each of the three Class III directors to serve for a three - year term FOR Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the FY ending December 31, 2022 FOR Approve 18 million new shares under our 2020 Equity Incentive Plan FOR